Exhibit 10.55

FOURTH AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS FOURTH AMENDMENT TO COMMON STOCK PURCHASE WARRANT (the “Amendment”), effective as of April 7, 2015 (the “Effective Date”), is entered into by and between Infinity Energy Resources, Inc., a Delaware corporation (the “Company”) and SKM Partnership, Ltd, a Texas limited partnership (the “Holder”).

WHEREAS, the Company issued to Holder that certain Common Stock Purchase Warrant, dated December 27, 2013, as amended by that certain First Amendment to Common Stock Purchase Warrant, dated March 7, 2014, that certain Second Amendment to Common Stock Purchase Warrant, dated May 9, 2014, and that certain Third Amendment to Common Stock Purchase Warrant dated November 14, 2014 (the “Warrant”); and

WHEREAS, the Company and the Holder desire to reflect the extension of the maturity date made to that certain 8% Promissory Note issued by the Company in favor of the Holder on December 27, 2013, as amended by that certain First Amendment to Promissory Note, dated March 7, 2014, and that certain Second Amendment to Promissory Note, dated May 9, 2014, and that certain Third Amendment to Promissory Note, dated November 14, 2014, pursuant to that certain Fourth Amendment to Promissory Note, effect on even date herewith; and

WHEREAS, effective even herewith, the parties have entered into that certain Second Loan Extension Agreement (the “Second Loan Extension Agreement”) to document certain agreements and understandings made between them related to the subject matter of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1. Amendment to Header. It is hereby agreed and understood that the Exercise Price set forth in the header of the Warrant shall be amended as follows: By deleting the following text: “Exercise Price: $1.50” and replacing it with the following text: “Exercise Price: $0.50”.

2. Amendment to Introductory Text. It is hereby agreed and understood that the Introductory Text of the Warrant shall be amended as follows: By deleting the phrase (as previously amended) “at a price of One Dollar ($1.00) per share (the “Initial Exercise Price”) or such other price as may be provided in this Warrant” and replacing it with the phrase “at a price of Fifty Cents ($0.50) per share (the “Initial Exercise Price”) or such other price as may be provided in this Warrant”.

3. Amendment to Section 1.1 of the Warrant. It is hereby agreed and understood that Section 1.1 of the Warrant shall be amended as follows: By deleting the following phrase (as previously amended): “four hundred sixty six (466) days from the issuance of this Warrant (i.e., April 7, 2015”)” where it appears in Section 1.1 of the Warrant, and replacing it with the following phrase: “the Maturity Date of the Note”.

4. Amendment to Section 2.1 of the Warrant. It is hereby agreed and understood that Section 2.1 of the Warrant shall be amended as follows: By deleting the following phrase (as previously amended): “on or before the four hundred sixty-sixth (466th) day of the issuance of this Warrant” where it appears in Section 2.1 of the Warrant, and replacing it with the following phrase: “the Maturity Date of the Note”.

5. No Other Amendments. Except as expressly amended and modified by this Amendment, the Warrant is and shall continue to be in full force and effect in accordance with the terms thereof.

6. Counterparts. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Governing Law. The Amendment shall be construed in accordance and governed by the internal laws of the state of Texas.

8. Headings. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[Signature Page Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Common Stock Purchase Warrant to be duly executed as of the Effective Date.

COMPANY:

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Its:	President and Chief Executive Officer

SKM PARTNERSHIP, LTD.

BY SKM MANAGEMENT, LLC
ITS GENERAL PARTNER

By:	/s/ Scott D. Martin
Name:	Scott D. Martin
Its:	Manager of its General Partner